SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):
July 10, 2003

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	State of Incorporation	I.R.S. Employer Identification Number

333-80523	SUSQUEHANNA MEDIA CO. 140 E. Market Street York, Pennsylvania 17401 (717) 848-5500	Delaware	23-2722964

The address of the registrant has not changed since the last report.

ITEM 5. OTHER INFORMATION
SIGNATURES

ITEM 5. OTHER INFORMATION

     On July 10, 2003, Susquehanna Cable, a subsidiary of Susquehanna Media Co. (“Media”), agreed to purchase the assets of a cable system located in and around Carmel, New York from RCN Corporation (“RCN”) for $120 million cash. The system serves ten contiguous franchises with approximately 29,800 total video subscribers that generate revenues averaging approximately $76 per subscriber according to information received from the seller. The system currently offers telephony in addition to digital cable and high speed Internet access in upgraded areas. This acquisition will mark Media’s entrance into telephony services provided by cable operations. According to RCN’s records, the system had approximately 8,000 digital subscribers, 9,200 high speed access subscribers and 7,200 voice subscribers as of March 31, 2003. Media’s cable operations had average monthly subscriber revenues of $53.64 as of March 31, 2003.

     Approximately 70% of the system’s 750 miles of plant have been upgraded to 750 mhz two-way capability. RCN has agreed to upgrade the remaining plant before closing. For additional fees, RCN has agreed to support the system’s voice services for up to one year after closing.

     The transaction’s expected first quarter 2004 closing date is subject to certain conditions and regulatory approvals. The purchase price is also subject to adjustments based on the number of video subscribers and working capital as of the closing date. Media expects to fund this acquisition using existing credit facilities.

     Some of the statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than historical facts included herein, including those regarding market trends, Media’s financial position, business strategy, projected plans, estimated impact of accounting treatment changes, estimated SEC filing dates, and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of Media to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to, general economic and business conditions (both nationally and in Media’s markets), acquisition opportunities and Media’s ability to integrate successfully any such acquisitions, Media’s ability to successfully enter into and operate new business lines such as cable telephony, expectations and estimates concerning future financial performance, financing plans, Media’s ability to service its outstanding indebtedness, the impact of competition, existing and future regulations affecting Media’s business, non-renewal of cable franchises, decreases in Media’s customers advertising expenditures and other factors over which Media may have little or no control.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2003	SUSQUEHANNA MEDIA CO.
Registrant By: /s/ Peter P. Brubaker

President and Chief Executive Officer